FOR IMMEDIATE RELEASE

CONTACT:          DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET
10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP. ANNOUNCES
SECOND QUARTER 2007 OPERATING RESULTS

New York, N.Y., August 7, 2007 – Resource Capital Corp. (NYSE: RSO) (“RCC” or the “Company”), a  real estate investment trust whose investment strategy focuses on commercial real estate loan assets and, to a lesser extent, higher-yielding commercial finance assets, reported results for the second quarter ended June 30, 2007.

Highlights

•	For the three months ended June 30, 2007, RCC had estimated REIT taxable income of $0.42 per share-diluted.

•	For the quarter ended June 30, 2007, RCC declared a dividend of $0.41 per common share, which represents an increase of 5.1% from the dividend paid for the quarter ended March 31, 2007.

•	RCC’s Board of Directors approved a share repurchase plan of up to 2.5 million common shares.

•	The Company closed Apidos Cinco CDO, Ltd., financing a $350.0 million portfolio of bank loans, with a weighted-average cost of liabilities at three-month LIBOR plus 0.51%.

•
The Company closed Resource Real Estate Funding CDO 2007-1, Ltd. (“RREF CDO-2”), financing a $500.0 million portfolio of commercial real estate loans and commercial mortgage-backed securities (“CMBS”), with a weighted-average cost of liabilities of one-month LIBOR plus 0.61%.

•	RCC acquired $389.2 million of new assets, including $313.0 million of commercial real estate loans and future funding obligations committed.

RCC reported that for the quarter ended June 30, 2007, net income excluding the effect of a non-cash impairment charge was $10.6 million, or $0.43 per share-diluted, compared to $0.34 per share-diluted for the second quarter of 2006 an increase of $0.09 per share-diluted, or 26%.  The impairment charge was $787,000 with respect to two of its ABS-RMBS securities and represents an other-than-temporary impairment under GAAP.  This charge resulted in a reduction to net income of $0.03 per share-diluted.

RCC reported that for the three months ended June 30, 2007 net income was $9.8 million, or $0.39 per share-diluted as compared to net income of $6.1 million, or $0.34 per share-diluted for the second quarter of 2006 an increase of $3.7 million (61%) and $0.05 (15%) per share-diluted, respectively.

RCC reported that net income for the six months ended June 30, 2007 was $19.3 million, or $0.77 per share-diluted as compared to net income for of the six months ended June 30, 2006 of $11.2 million or $0.65 per share-diluted for the second quarter ended June 30, 2006, an increase of $8.1 million (72%) and $0.12 (18%) per share-diluted, respectively.

A reconciliation of REIT taxable income to net income is provided at the end of this release.

Jonathan Cohen, CEO and President of RCC, commented, “We continued to direct our focus during the second quarter to the origination and match-funding of self-originated commercial real estate whole loans.  After closing our second commercial real estate CDO on June 26, 2007, we have solidified long-term financing for approximately $850 million of commercial real estate-related loans at a weighted-average funding rate of 70 basis points over LIBOR.  Given the current market, we expect to benefit as loans prepay within our portfolio and are replaced by loans with wider spreads.  We believe this strategy will produce stable and growing results in the future.”

Additional Highlights for the second quarter ended June 30, 2007 and recent developments include:

General

•	RCC’s net interest income increased by $4.8 million (57%) to $13.2 million for the quarter ended June 30, 2007 as compared to $8.4 million for the same period in 2006.

•	RCC’s total assets grew by $583.0 million during the six months ended June 30, 2007, primarily in commercial real estate and commercial finance assets as detailed below.

Commercial Real Estate

•
RCC continued to increase its investment in commercial real estate (“CRE”) loans.  RCC produced new loans, on a gross basis, of $313.0 million during the second quarter ended June 30, 2007. The aggregate portfolio of commercial real estate loans (net of sales, repayments and discounts) grew by $160.3 million to $892.3 million at June 30, 2007 from $732.0 million at March 31, 2007 not including future funding obligations of $19.7 million.

•
On June 26, 2007, RCC closed RREF CDO-2 to provide long-term financing for a $500.0 million portfolio of commercial real estate loans and CMBS.  RCC retained an investment of $110.0 million in this financing.  The notes issued by RREF CDO-2 bear interest at a weighted-average interest rate of LIBOR plus 0.61%.  At June 30, 2007, the weighted-average rate on all notes issued to outside investors was 5.93%.

The following table summarizes RCC’s CRE loan origination activities and future funding obligations, at par, for the three months, six months and 12 months ended June 30, 2007 (in millions, except percentages):

	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007	12 Months Ended June 30, 2007	Floating Weighted Average Spread	Weighted Average Fixed Rate
Whole loans	$178.7	$297.6	$490.2	2.69%	7.76%
Whole loans, future funding obligations	19.7	49.3	67.5	N/A	N/A
A notes	−	−	22.5	N/A	N/A
B notes	−	−	66.2	3.12%	7.57%
Mezzanine loans	65.7	95.3	186.6	2.62%	8.17%
CMBS	48.9	76.5	106.6	N/A*	6.53%
New loans production	313.0	518.7	939.6
Payoffs	(126.0)	(154.0)	(187.0)
Principal pay downs	(2.8)	(2.9)	(8.6)
Sales of CRE loans	−	(41.2)	(41.2)
Whole loans, future funding obligations	(19.7)	(49.3)	(67.5)
Sales of CMBS	−	(29.9)	(29.9)
Net – new loans	164.5	241.4	605.4
Discounts	(4.2)	(5.5)	(5.9)
New loans, net of discounts	$160.3	$235.9	$599.5

*	Weighed average floating rate coupon of 6.11% at June 30, 2007.

Commercial Finance

•
On May 30, 2007, RCC closed Apidos Cinco CDO, Ltd., a collateralized loan obligation (“CLO”), that will provided long-term financing for a $350.0 million portfolio of bank loans.  RCC retained $28.0 million of equity in this financing.  The notes issued by Apidos Cinco CDO bear interest at a weighted-average interest rate of three-month LIBOR plus 0.51%.  At June 30, 2007, the weighted average rate on all notes was 5.88%.

•
RCC’s bank loan portfolio ended the period with total investments of $938.1 million, at cost, with a weighted-average spread of LIBOR plus 2.19%.  All of RCC’s bank loan portfolio is match-funded through three CLO issuances with a weighted-average cost of three-month LIBOR plus 0.47%.

•
RCC’s commercial finance subsidiary ended the quarter with $83.1 million in direct financing leases and notes at a weighted-average rate of 8.68%.  RCC’s leasing portfolio is match-funded through a secured term facility, which had a balance of $80.9 million as of June 30, 2007 and a weighted-average interest rate of 6.32%.

Corporate Matters

•
On July 12, 2007, RCC filed a registration statement on Form S-3 with the Securities and Exchange Commission to register the shares of RCC common stock underlying the warrants issued on January 13, 2006 to all holders of RCC common stock of record as of January 4, 2006.

Liquidity

At August 7, 2007, RCC’s liquidity consists of $40.5 million of restricted cash to invest in its six CDO’s and $47.1 million of cash and available cash from its three year non-recourse secured financing facilities.  RCC also has $518.1 million of unused capacity under its secured financing facilities, $43.3 million available to finance future funding commitments associated with real estate whole loans under RREF CDO-2, $16.8 million available under a secured term facility and $5.5 million of unused capacity under its unsecured revolving credit facility.

Capital Allocation

As of June 30, 2007, RCC had allocated its equity capital among its targeted asset classes as follows: 71.3% in commercial real estate loans, 21.0% in commercial bank loans, 7.1% in asset-backed securities, and 0.6% in direct financing leases and notes.

Book Value

RCC’s book value per common share at June 30, 2007 was $11.57 as compared to $13.33 at December 31, 2006, a 13% decrease, caused primarily by an unrealized loss on our ABS-RMBS portfolio marked through other comprehensive income.  Total stockholders’ equity was $290.6 million at June 30, 2007 as compared to $317.6 million at December 31, 2006.  Total common shares outstanding were 25,116,217 at June 30, 2007 as compared to 23,821,434 at December 31, 2006.

Investment Portfolio

The table below summarizes the amortized cost and estimated fair value of the RCC’s investment portfolio as of June 30, 2007, classified by interest rate type.  The following table includes both (i) the amortized cost of RCC’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the estimated fair value of our investment portfolio and the related dollar price, which is computed by dividing the estimated fair value by par amount (in thousands, except percentages):

	Amortized cost	Premium/ discount to par	Fair value	Market value to par	Unrealized gains/losses	Dollar price
June 30, 2007
Floating rate
ABS-RMBS	$337,983	99.12%	$289,208	84.82%	$(48,775)	-14.30%
CMBS	373	100.00%	375	100.54%	2	0.54%
CMBS-private placement	33,288	99.98%	33,199	99.72%	(89)	-0.26%
REIT – TRUPS	5,644	94.07%	5,614	93.57%	(30)	-0.50%
Other ABS	16,719	99.52%	15,965	95.03%	(754)	-4.49%
A notes	−	0.00%	−	0.00%	−	0.00%
B notes	99,929	99.99%	99,929	99.99%	−	0.00%
Mezzanine loans	151,626	100.05%	151,626	100.05%	−	0.00%
Whole loans	348,221	99.16%	348,221	99.16%	−	0.00%
Bank loans	938,068	100.11%	936,616	99.95%	(1,452)	-0.16%
Total floating rate	$1,931,851	99.73%	$1,880,753	97.09%	$(51,098)	-2.64%
Fixed rate
ABS-RMBS	$6,000	100.00%	$4,988	83.13%	$(1,012)	-16.87%
CMBS	27,570	98.84%	25,668	92.02%	(1,902)	-6.82%
CMBS – Private Placement	38,387	94.38%	36,928	90.79%	(1,459)	-3.59%
REIT-TRUPS	−	0.00%	−	0.00%	−	0.00%
Other ABS	2,715	100.00%	2,529	93.15%	(186)	-6.85%
B notes	56,198	100.19%	56,198	100.19%	−	0.00%
Mezzanine loans	80,993	94.25%	80,993	94.25%	−	0.00%
Whole loans	84,651	99.01%	84,651	99.01%	−	0.00%
Equipment leases and notes	83,074	100.00%	83,074	100.00%	−	0.00%
Total fixed rate	$379,588	97.86%	$375,029	96.69%	$(4,559)	-1.17%
Grand total	$2,311,439	99.41%	$2,255,782	97.02%	$(55,657)	-2.39%

About Resource Capital Corp.

Resource Capital Corp. is a diversified real estate finance company that qualifies as a real estate investment trust, or REIT, for federal income tax purposes.  RCC’s investment strategy focuses on commercial real estate-related assets, and, to a lesser extent, higher-yielding commercial finance assets. RCC invests in  the following asset classes: commercial real estate-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, bank loans, equipment leases and notes, trust preferred securities, debt tranches of collateralized debt obligations and private equity investments principally issued by financial institutions.

RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and commercial finance sectors.

For more information, please visit the RCC’s website at www.resourcecapitalcorp.com or contact investor relations at pschreiber@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  RCC’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RCC’s loans or on loans underlying its investments;

•	adverse market trends which may affect the value of real estate and other assets underlying the RCC’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that would impair the credit quality of borrowers and the RCC’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RCC is subject, see Item 1A, “Risk Factors” included in its annual report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RCC cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RCC or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RCC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains the RCC’s consolidated balance sheets, consolidated statements of operations and a reconciliation of its estimated REIT taxable income to the Company’s GAAP net income.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
Cash and cash equivalents	$2,729	$5,354
Restricted cash	102,509	30,721
Due from broker	−	2,010
Securities available-for-sale, at fair value	414,474	420,997
Loans held for investment	1,759,686	1,240,288
Direct financing leases and notes	83,074	88,970
Investments in unconsolidated entities	1,548	1,548
Derivatives, at fair value	72	−
Accrued interest receivable	12,538	8,839
Principal paydown receivables	4,595	503
Other assets	4,600	3,599
Total assets	$2,385,825	$1,802,829
LIABILITIES
Borrowings	$2,072,786	$1,463,853
Distribution payable	10,298	7,663
Accrued interest expense	8,155	6,523
Derivatives, at fair value	−	2,904
Accounts payable and other liabilities	3,988	4,335
Total liabilities	2,095,227	1,485,278
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $0.001: 500,000,000 shares authorized; 25,116,217 and 23,821,434 shares issued and outstanding (including 363,945 and 234,224 unvested restricted shares)	25	24
Additional paid-in capital	356,774	341,400
Deferred equity compensation	-	(1,072)
Accumulated other comprehensive loss	(51,908)	(9,279)
Distributions in excess of earnings	(14,293)	(13,522)
Total stockholders’ equity	290,598	317,551
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,385,825	$1,802,829

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
REVENUES
Securities	$7,908	$16,053	$15,304	$32,425
Loans	32,711	15,700	62,992	26,720
Leases	1,901	1,297	3,811	1,803
Interest income − other	910	1,846	1,311	3,382
Interest income	43,430	34,896	83,418	64,330
Interest expense	30,222	26,519	56,989	47,721
Net interest income	13,208	8,377	26,429	16,609

OTHER REVENUE
Net realized (losses) gains on investments	(636)	161	(566)	(538)
Other income	433	7	469	7
Total revenues	13,005	8,545	26,332	16,078

EXPENSES
Management fees − related party	2,027	1,237	4,059	2,230
Equity compensation − related party	137	240	623	822
Professional services	541	469	1,233	785
Insurance	114	125	235	246
General and administrative	350	408	907	778
Total expenses	3,169	2,479	7,057	4,861

NET INCOME	$9,836	$6,066	$19,275	$11,217

NET INCOME PER SHARE – BASIC	$0.40	$0.35	$0.78	$0.66

NET INCOME PER SHARE – DILUTED	$0.39	$0.34	$0.77	$0.65

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC	24,704,471	17,580,293	24,569,694	17,099,051

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – DILUTED	24,944,162	17,692,586	24,891,686	17,222,553

DIVIDENDS DECLARED PER SHARE	$0.41	$0.36	$0.80	$0.69

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED REIT TAXABLE INCOME
 (Unaudited)

Estimated REIT Taxable Income

RCC calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles net income to estimated REIT taxable income for the periods presented (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net income	$9,836	$6,066	$19,275	$11,217
Additions:
Share-based compensation to related parties	(345)	240	(340)	822
Incentive management fee expense to related parties paid in shares	231	77	417	108
Capital losses from the sale of securities available-for-sale	−	−	−	1,411
Addback of GAAP loss reserve	856	−	856	−
Other net book to tax adjustments	(60)	−	(20)	−
Estimated REIT taxable income	$10,518	$6,383	$20,188	$13,558

Amounts per share	$0.42	$0.36	$0.81	$0.76

RCC believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RCC is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RCC, as a REIT, expects to make distributions based on taxable earnings, RCC expects that its distributions may at times be more or less than its reported earnings.  Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income of RCC’s domestic taxable REIT subsidiary, if any such income exists, which is not included in REIT taxable income until distributed by RCC.  There is no requirement that RCC’s domestic taxable REIT subsidiary distribute its earnings to RCC.  Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign taxable REIT subsidiaries because RCC generally will be required to recognize and report its taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.